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                                                                      EXHIBIT 24



                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that POLARIS INDUSTRIES INC. a Minnesota corporation (the "Company"), and each of the undersigned directors of the Company, hereby constitutes and appoints Thomas C. Tiller and Michael W. Malone and each of them (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on it/his/her behalf and in its/his/her name, place and stead, in any and all capacities to sign, execute, affix its/his/her seal thereto and file a Registration Statement on Form S-8 or any other applicable form under the Securities Act of 1933 and amendments thereto, including pre-effective and post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, relating to the proposed registration of up to 3,100,000 shares of the Company's Common Stock, par value $.01 ("Common Stock"), issuable under the Polaris Industries Inc. 1995 Stock Option Plan, as amended and restated, and up to 1,050,000 shares of the Company's Common Stock issuable under the Polaris Industries Inc. 1996 Restricted Stock Plan, as amended and restated.

         There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as it/he/she or itself/himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

         POLARIS INDUSTRIES INC. has caused this Power of Attorney to be executed in its name by its Chief Executive Officer on the 18th day of March, 2002.

                                              POLARIS INDUSTRIES INC.



                                              By:      /s/Thomas C. Tiller
                                                   -----------------------------
                                                         Thomas C. Tiller
                                                         Chief Executive Officer


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         The undersigned, directors of POLARIS INDUSTRIES INC., have hereunto set their hands as of the 18th day of March, 2002.



                                                      /s/ Thomas C. Tiller
-------------------------------------------    ---------------------------------
W. Hall Wendel, Jr.                            Thomas C. Tiller



        /s/ Andris A. Baltins                          /s/ William E. Fruhan, Jr
-------------------------------------------    ---------------------------------
Andris A. Baltins                              William E. Fruhan, Jr.



        /s/ John R. Menard, Jr.                        /s/ Robert S. Moe
-------------------------------------------    ---------------------------------
John R. Menard, Jr.                            Robert S. Moe



        /s/ Gregory R. Palen                           /s/ R.M. (Mark) Schreck
-------------------------------------------    ---------------------------------
Gregory R. Palen                               R.M. (Mark) Schreck



                                                       /s/ Richard A. Zona
-------------------------------------------    ---------------------------------
J. Richard Stonesifer                          Richard A. Zona



                                D I R E C T O R S